Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces First Quarter 2013 Results

SAN JOSE, Calif.—April 23, 2013—Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the first quarter 2013.

On March 5, 2013, Harmonic completed the sale of its Cable Access HFC business and, accordingly, the following pertains only to continuing operations, as described below, unless otherwise noted. Total bookings in the first quarter were $110.1 million, and the backlog and deferred revenue balance as of March 29, 2013 was $126.3 million.

Net revenue for the first quarter of 2013 was $101.7 million, compared with $118.0 million for the fourth quarter of 2012 and $116.4 million for the first quarter of 2012.

GAAP net loss for the first quarter of 2013 was $9.5 million, or ($0.08) per diluted share, compared with a GAAP net income for the fourth quarter of 2012 of $0.9 million, or $0.01 per diluted share, and GAAP net loss of $8.7 million, or ($0.07) per diluted share, in the first quarter of 2012.

Non-GAAP net loss for the first quarter of 2013 was $2.7 million, or ($0.02) per share, compared with non-GAAP net income of $8.3 million, or $0.07 per diluted share, for the fourth quarter of 2012, and $2.2 million, or $0.02 per diluted share, for the first quarter of 2012. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Net Income (Loss) Reconciliation” below.

Harmonic reported GAAP gross margin of 45% and GAAP operating margin of (15%) for the first quarter of 2013, compared to 43% and (8%), respectively, for the same period of 2012. Non-GAAP gross margin was 51% and non-GAAP operating margin was (3%) for the first quarter of 2013, compared to 49% and 2%, respectively, for the same period of 2012.

During the quarter, Harmonic completed the sale of its Cable Access HFC business for $46.0 million in cash. The results of the Cable Access HFC business are shown in the Statements of Operations for all periods presented under discontinued operations. GAAP net income from discontinued operations, excluding the $15.0 million gain on the sale of Cable Access HFC, was $1.0 million, or $0.01 per diluted share. Non-GAAP net income from discontinued operations, excluding the gain on the sale of the Cable Access HFC business, was also $1.0 million, or $0.01 per diluted share.

As of March 29, 2013, the company had cash, cash equivalents and short-term investments of $228.3 million, an increase from $201.2 million as of December 31, 2012. In the first quarter, the company generated approximately $44 million of net cash from the sale of its Cable Access HFC business, used approximately $4.9 million in operations, and used approximately $9.3 million to repurchase 1.6 million shares of common stock under its previously announced share repurchase program.

“Harmonic continues to execute on our organic growth strategy and shareholder value initiatives,” said Patrick Harshman, President and Chief Executive Officer. “During the quarter, we saw year-over-year growth in orders from international customers and domestic broadcast and media customers – both verticals core to our strategic growth plan. Although demand from domestic pay TV service providers remained soft during the quarter, many domestic customers are beginning to look ahead to new video infrastructure investments in emerging CCAP, HEVC, and Ultra HD technologies. Harmonic is making good progress in our efforts to establish a market-leading position in these new technology areas, as evidenced by our recent product announcements and positive customer feedback. In addition, with a strong balance sheet and continuing prospects for positive cash flow, we announced yesterday a tender offer for up to $100 million of our common stock as part of our ongoing commitment to create shareholder value.”

Business Outlook

Harmonic anticipates net revenue in the range of $105 million to $115 million for the second quarter of 2013. GAAP gross margins and operating expenses for the second quarter of 2013 are expected to be in the range of 46.5% to 47.5% and $60 million to $62 million, respectively. Non-GAAP gross margins and operating expenses for the second quarter of 2013, which will exclude stock-based compensation and the amortization of intangibles, are anticipated to be in the range of 51.5% to 52.5% and $54 million to $55 million, respectively.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Tuesday, April 23, 2013. A listen-only broadcast of the conference call can be accessed either from the company’s website at www.harmonicinc.com or by calling +1.847.944.7317 or +1.866.297.6395 (passcode 34677064). A replay of the conference call will be available after 6:00p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 34677064).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the first quarter ended March 29, 2013; execution on our organic growth strategy and shareholder value initiatives; our domestic customers looking ahead to new video infrastructure investments; our progress in our efforts to establish a market-leading position in new technology areas; our announced tender offer; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the second quarter of 2013. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility: in no particular order, that our announced tender offer is delayed or does not occur; the sale of our Cable Access HFC business results in unexpected costs or liabilities; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly in Europe, on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in Harmonic’s markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on Harmonic’s business of natural disasters; the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans; and the risk that our stock repurchase program will not result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements

Use of Non-GAAP Financial Measures

In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this presentation. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and related charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations
Harmonic Inc.	+1.408.542.2760
+1.408.542.2500

Harmonic Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 29, 2013	December 31, 2012
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$118,464	$96,670
Short-term investments	109,790	104,506
Accounts receivable, net	95,692	85,920
Inventories	46,385	64,270
Deferred income taxes	20,145	21,870
Prepaid expenses and other current assets	28,977	23,636

Total current assets	419,453	396,872
Property and equipment, net	37,201	38,122
Goodwill, intangibles and other assets	258,490	282,537

Total assets	$715,144	$717,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,815	$25,447
Income taxes payable	—	1,797
Deferred revenue	31,575	33,235
Accrued liabilities	42,294	42,415

Total current liabilities	96,684	102,894

Income taxes payable, long-term	50,669	49,309
Other non-current liabilities	11,732	11,915

Total liabilities	159,085	164,118

Stockholders’ equity:
Common stock	2,429,745	2,432,904
Accumulated deficit	(1,872,605)	(1,879,026)
Accumulated other comprehensive loss	(1,081)	(465)

Total stockholders’ equity	556,059	553,413

Total liabilities and stockholders’ equity	$715,144	$717,531

Harmonic Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	March 29, 2013	March 30, 2012
	(In thousands, except per share amounts)
Net revenue	$101,672	$116,439
Cost of revenue	55,507	65,977

Gross profit	46,165	50,462

Operating expenses:
Research and development	25,251	26,763
Selling, general and administrative	33,269	31,403
Amortization of intangibles	2,088	2,179
Restructuring and related charges	424	—

Total operating expenses	61,032	60,345

Loss from operations	(14,867)	(9,883)

Interest and other income (expense), net	(103)	522

Loss from continuing operations before income taxes	(14,970)	(9,361)

Benefit from income taxes	(5,467)	(626)

Loss from continuing operations	(9,503)	(8,735)
Income from discontinued operations, net of tax (including gain on disposal of $14,956, net of tax for the three months ended March 29, 2013)	15,924	1,207

Net Income (loss)	$6,421	$(7,528)

Basic net income (loss) per share from:
Continuing operations	$(0.08)	$(0.07)

Discontinued operations	$0.14	$0.01

Net Income (loss)	$0.06	$(0.06)

Diluted net income (loss) per share from:
Continuing operations	$(0.08)	$(0.07)

Discontinued operations	$0.14	$0.01

Net Income (loss)	$0.06	$(0.06)

Weighted average shares:
Basic	115,219	117,275
Diluted	115,219	117,275

Harmonic Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 29, 2013	March 30, 2012
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$6,421	$(7,528)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	7,033	7,539
Depreciation	4,040	3,798
Stock-based compensation	3,986	4,800
Gain on sale of HFC assets, net of tax	(14,956)	—
Loss on impairment of fixed assets	101	—
Deferred income taxes	3,400	(1,262)
Provision for excess and obsolete inventories	567	784
Provision for doubtful accounts	1,116	(180)
Excess tax benefits from stock-based compensation	—	(73)
Other non-cash adjustments, net	408	(8)
Changes in assets and liabilities:
Accounts receivable	(10,888)	(1,683)
Inventories	6,832	4,320
Prepaid expenses and other assets	(5,793)	1,892
Accounts payable	(2,796)	936
Deferred revenue	2,667	2,740
Income taxes payable	(7,665)	(929)
Accrued and other liabilities	589	(7,255)

Net cash (used in) provided by operating activities	(4,938)	7,891

Cash flows from investing activities:
Purchases of investments	(25,908)	(36,654)
Proceeds from sales and maturities of investments	20,249	19,833
Acquisition of property and equipment	(4,274)	(3,715)
Proceeds from sale of HFC assets, net of selling costs	43,531	—

Net cash provided by (used in) investing activities	33,598	(20,536)

Cash flows from financing activities:
Repurchase of common stock	(9,268)	—
Proceeds from issuance of common stock, net	2,508	2,479
Excess tax benefits from stock-based compensation	—	73

Net cash (used in) provided by financing activities	(6,760)	2,552

Effect of exchange rate changes on cash and cash equivalents	(106)	129

Net increase (decrease) in cash and cash equivalents	21,794	(9,964)
Cash and cash equivalents at beginning of period	96,670	90,983

Cash and cash equivalents at end of period	$118,464	$81,019

Harmonic Inc.

GAAP to Non-GAAP Net Income (Loss) Reconciliation

(Unaudited)

	Three months ended
	March 29, 2013			March 30, 2012
	Gross Profit	Operating Expense	Net Income	Gross Profit	Operating Expense	Net Income
	(In thousands, except per share amounts)
GAAP from contiuning operations	$46,165	$61,032	$(9,503)	$50,462	$60,345	$(8,735)

Cost of revenue related to stock-based compensation expense	611	—	611	753	—	753
Research and development expense related to stock-based compensation expense	—	(1,203)	1,203	—	(1,655)	1,655
Selling, general and administrative expense related to stock-based compensation expense	—	(2,085)	2,085	—	(2,259)	2,259
Amortization of intangibles	4,945	(2,088)	7,033	5,360	(2,179)	7,539
Restructuring and related charges	141	(424)	565	—	—	—
Discrete tax items and adjustments	—	—	(4,738)	—	—	(1,309)

Non-GAAP from continuing operations	$51,862	$55,232	$(2,744)	$56,575	$54,252	$2,162

Add : Non-GAAP from discontinued operations			1,017			1,033

Non-GAAP including discontinued operations			(1,727)			3,195

GAAP net loss from continuing operations per share - basic			$(0.08)			$(0.07)

GAAP net loss from continuing operations per share - diluted			$(0.08)			$(0.07)

Non-GAAP net income (loss) from continuing operations per share - basic			$(0.02)			$0.02

Non-GAAP net income (loss) from continuing operations per share - diluted			$(0.02)			$0.02

Shares used in per share calculation - basic			115,219			117,275

Shares used in per share calculation - diluted, GAAP			115,219			117,275

Shares used in per share calculation - diluted, non-GAAP			115,219			118,134

Non-GAAP income (loss) per share, including discontinued operations - diluted			$(0.01)			$0.03

Harmonic Inc.

Revenue Information

(Unaudited)

	Three months ended
	March 29, 2013		March 30, 2012
	(In thousands, except percentages)
Product
Video Processing	$42,906	42%	$52,681	45%
Production and Playout	22,230	22%	20,878	18%
Cable Edge	17,339	17%	25,939	22%
Services and Support	19,197	19%	16,941	15%

Total	$101,672	100%	$116,439	100%

Geography
United States	$42,350	42%	$56,218	48%
International	59,322	58%	60,221	52%

Total	$101,672	100%	$116,439	100%

Market
Cable	$39,191	39%	$50,472	43%
Satellite and Telco	23,322	23%	25,859	22%
Broadcast and Media	39,159	38%	40,108	35%

Total	$101,672	100%	$116,439	100%